Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of 1st Source Corporation on Form S-8 (File No. 33-8840) of our report dated June 28, 2019, of our audit of the financial statements of 1st Source Corporation Employee Stock Ownership and Profit Sharing Plan as of December 31, 2018 and 2017 and for the year ended December 31, 2018, which report is included in the Annual Report on Form 11-K.

/s/ BKD, LLP

Fort Wayne, Indiana
June 28, 2019